Exhibit 23(a)

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

EXHIBIT 23(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80897 of Gateway Energy Corporation on Form S-8 of our report dated March 15, 2002, appearing in this Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Houston, Texas

April 1, 2002